Alimentation Couche-Tard Offer to Acquire Casey’s General Stores June 2010 Exhibit (a)(5)(C)

1

Transaction highlights
Consideration
Premium and
valuation
Financing
• All-cash offer at $36.00 per Casey’s share
• Implies a total enterprise valuation of $1.9 billion
• Implied multiples of 7.4x EV / LTM EBITDA and $1.3 million EV per store are above historical average multiples of 6.3x and
$662 thousand for precedent c-store transactions
• 24% premium to Casey’s pre-announcement 1-year average
share price
• 14% premium to Casey’s pre-announcement share price
• Transaction not contingent on due diligence review
• Financing through cash on hand, borrowings under existing credit facilities and new bank or bond financing

Compelling strategic rationale
• Creates largest independent corporate-store operator
in North America with ~ 7,400 locations
• Expands geographic footprint across North America
• Enhances scale and efficiency
• Uniquely positions Couche-Tard to generate more
cash flow
• Delivers immediate premium to Casey’s shareholders
• Casey’s stakeholders become part of bigger
organization with benefits of a decentralized business
model empowering its employees

1,000
4,396
383
1,387
1,649
1,598
1,507
900
386
527
7,100
1,487
4,596
3,367
3,601
428
1,302
498
8,100
7,390
5,883
4,639
4,144
3,984
1,815
1,649
1,598
1,507
1,305
900
884
527
43
777
5,903
1,487
7-Eleven Pro forma
Couche-Tard
Couche-Tard Shell ExxonMobil Chevron Valero Pantry Marathon Casey's ConocoPhillips Cumberland
Farms
Tesoro Susser
Company-operated Affiliated / Franchises
Creates the largest independent corporate-store
operator in North America
Source: Public filings / data, websites, press releases.
Note: Most recent data as of June 1, 2010.
(1) Denotes U.S. locations.
(1)
(1)
(1)
(1)

Alimentation Couche-Tard at a glance
• Largest independent convenience store
operator in North America by company-
operated stores
• #1 Canadian convenience store operator
• Alain Bouchard, CEO, started the chain in
1980 with one store
• Strong network of 5,883 convenience
stores in U.S. and Canada
• Owns real estate for 1,300+ sites
• Attractive in-store merchandise mix
• Highly decentralized operations with less
than 20 people at corporate offices
• Strong financial performance in challenging
economic environment
• Focus on expense reduction and
deleveraging
• Management owns approximately 22% of
the company
Total stores – by geography
Canada
35%
US
65%
Total stores – by channel
LTM Sales LTM Gross profit
Merchandise
37%
Motor Fuel
63%
Motor Fuel
23%
Merchandise
77%
Affiliated
25%
Company
75%
5,883 stores 5,883 stores
$15.4 billion $2.5 billion

Couche-Tard has a large presence in the U.S.
• 3,846 stores in the U.S. – 65% of total stores
• Presence in 43 states and Washington D.C.
• 8 out of 11 divisions in the U.S.
• 36,000 employees out of 53,000 are in the U.S. – 68% of total
• 79% of revenues come from U.S. divisions
US
100%
US
79%
Canada
21%
US
84%
Canada
16%
Couche-Tard Casey’s Pro-forma Couche-Tard
Note: Based on LTM sales as of January 31, 2010.
+ =

History of Couche-Tard
IPO
34 Store Network
3rd Public Offering
Acquired 245 Provi-Soir
Stores and 50 Wink’s Stores
Alain Bouchard Started
the Chain with one store
2nd  Public Offering
304 Store Network
Entry into Ontario, Western Canada
976 Stores under Mac’s, Mike’s Mart
and Becker’s Banners
as part of
Silcorp Acquisition
Added to U.S. Midwest
287 Dairy Mart
Stores
4th Public Offering
Entry into U.S. Midwest
225 Bigfoot
Stores as part
of Johnson Oil Acquisition
- Further Penetration of U.S. Midwest
92 Dairy Mart
43 Clark Retail
Stores
-
Acquired Dunkin’
Donuts
Quebec Master Franchise
- Acquired Circle K, 2nd largest
independent convenience store in U.S.
Franchise agreement
with Grupo Kaltex, S.A.
de C.V. for 250 stores in
Mexico within the next
five years
Acquisition of 236 sites from Shell Oil
Products US and its affiliate Motiva
Enterprises LLC
Couche-Tard and Irving
Oil Limited expand
partnership to include
252 stores across Atlantic
Canada and New England
Couche-Tard
offers to acquire
Casey’s at $36.00
per share
Added a
total of 496
stores
Acquisition of
43 company-
operated and
444 franchises
from Exxon
Mobil

2.3x
1.4x
0.8x
0.4x
1.5x
1.3x
1.0x
1.2x
At Circle K
transaction close
2004 2005 2006 2007 2008 2009 LTM
Longstanding history of successful acquisitions
and de-leveraging
Couche-Tard rapidly de-leveraged following its successful acquisition of Circle K
Total net debt / EBITDA
Recent acquisitions
Note: 2004 figures are pro forma for Circle K transaction.
(1) Represents 50% interest in RDK Ventures LLC, a joint venture with Shell Oil Products US (100 stores).
Couche-Tard already operated 32 of these stores prior to entering into the JV.
Adjusted net debt / EBITDAR
3.7x 2.9x 2.5x 3.2x 3.2x 2.9x 3.0x 4.2x
FYE April 2004
Banner # stores
2,279
43
Total 2,333
FYE April 2005
Banner # stores
21
Pump N Stop 19
Total 40
FYE April 2006
Banner # stores
53
Winners Banner 16
26
7
Total 102
FYE April 2007
Banner # stores
All Star 53
Groovin Noovin 13
236
24
56
24
Spectrum Stores 90
Total 496
FYE April 2008
Banner # stores
Sterling Stores 28
Others 18
Total 46
FYE April 2009
Banner # stores
7
Exploitation Quali-T 13
Spirit Energy 70
15
Others 2
Total 107
LTM
Banner # stores
43
444
RDK joint venture
(1)
50
Total 537

Enhanced store network
International Locations:
China, Guam, Hong Kong, Indonesia, Japan,
Macao, Mexico, Vietnam
Company operated: 4,396
Affiliated: 1,487
Total stores: 5,883
Owned real estate: 1,300+ locations
Source:  Company information.
Note: Store count in each region as of January 31, 2010.
Casey’s portfolio is geographically complementary to Couche-Tard
Total stores: 1,507
IL
IA
MN
MO
NE
SD WI
IN
63
370
418
94
284
105
37
97
10
ND
Casey’s retail footprint
Couche-Tard’s retail footprint
GREAT LAKES REGION
Corporate stores: 459
Affiliated stores: 258
MIDWEST REGION
Corporate stores: 423
Affiliated stores: 69
SOUTHEAST REGION
Corporate stores: 267
Affiliated stores: 56
SOUTHWEST REGION
Corporate stores: 225
Affiliated stores: 198
ARIZONA REGION
Corporate stores: 626
Affiliated stores: 24
WEST COAST REGION
Corporate stores: 163
Affiliated stores: 320
CENTRAL CANADA
Corporate stores:  572
Affiliated stores: 203
WESTERN CANADA
Corporate stores: 282
Affiliated stores: 0
EASTERN CANADA
Corporate stores:  676
Affiliated stores: 304
FLORIDA REGION
Corporate stores: 405
Affiliated stores: 4
GULF REGION
Corporate stores: 298
Affiliated stores: 51

Combined company with enhanced scale and
efficiency
Merchandise sales / company-operated store Gasoline gallons / company-operated store
1,199
840
Couche-Tard Casey's
($ in 000)
Merchandise margin Gasoline margin – cpg
32.9%
42.1%
Couche-Tard Casey's
13.8¢
13.7¢
Couche-Tard Casey's
(Gallons in 000)
$949
$1,375
Couche-Tard Casey's
Note: Represent LTM figures as of January 31, 2010.
U.S. operations only for Couche-Tard.
Gasoline margins before deduction of credit card fees.

$30.00
$32.00
$34.00
$36.00
Trading Value
(Pre-Announcement)
Offer Price
Couche-Tard’s offer presents a compelling value
for Casey’s shareholders
• Couche-Tard’s all-cash offer of $36.00 per share represents:
• 7.4x EV / LTM EBITDA and $1.26 million per store
• 24% premium to Casey’s pre-announcement 1-year average share price and
9% premium to its pre-announcement all-time high share price
• Immediate liquidity for Casey’s shareholders in an uncertain economic environment and removes any uncertainty with respect to future stock performance
Immediate
Shareholder
Premium

1983 1986 1989 1992 1995 1998 2001 2004 2007 2010
$0
$9
$18
$27
$36
Casey’s stock price performance since IPO
Cash offer of $36 per share
Source: FactSet Research Systems.
Prior to Couche-Tard’s offer, Casey’s had never traded at or above $36 per share
Casey’s stock price performance prior to Couche-Tard offer

Couche-Tard’s offer is at a premium multiple to
precedent c-store transactions
7.5x
5.1x
7.9x
5.1x
5.5x
8.6x
5.4x
5.8x
6.1x
6.6x
Susser /
Town &
Country
Wellspring
Capital /
Susser
Green Valley
Acquisition /
Uni-Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco /
Exxon
Apollo /
Clark
USA
Tosco /
Circle K
Enterprise Value / LTM EBITDA
Implied transaction multiple:  7.4x
Average
6.3x
Source: Public filings, press releases and research reports.
Note: Purchase price multiple of the squeeze-out of 7-Eleven by its Japanese parent IYG Holding in 2005 is not included – not comparable as the purchase price included very valuable 7-11 licenses, plus 7-11 has a different model due to its high number of franchised stores.
Announce date: 09/07/07 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $361  $277  $90  $830  $187  $140  $41  $860  $230  $921
LTM EBITDA $49  $54  $11  $163 $31  $25  $5  $160  $35  $159
($MM)

Couche-Tard’s offer is at a premium multiple to
precedent c-store transactions (cont’d)
Implied transaction multiple:  $1,260
Average
$662
Enterprise Value / Store
($ thousands)
Announce date 12/25/05 07/04/04 10/03/03 08/03/03 02/03/03 04/21/00 12/01/99 05/01/99 02/01/96
EV ($MM) $277  $90  $830  $187  $140  $41  $860  $230  $921
No. of Stores 319  285  1,663  138  193  43  1,740  672  2,300
Source:  Public flings, press releases and research reports.
Note:  Store count includes all stores regardless of owned vs. leased and operated vs. dealer.  Purchase price multiple of the squeeze-out of 7-Eleven by its Japanese parent IYG
Holding in 2005 is not included – not comparable as the purchase price included very valuable 7-11 licenses, plus 7-11 has a different model due to its high number of franchised stores.  Susser / Town & Country EV/store multiple excluded from average as Town & Country stores generated significantly higher volume and profitability and therefore are not comparable to Casey's.
$868
$315
$499
$1,355
$725
$494
$342
$400
$958
Wellspring
Capital / Susser
Green Valley
Acquisition / Uni-
Mart
Couche-Tard /
Circle K
The Pantry /
Golden Gallon
(Ahold)
Sunoco /
Speedway
SuperAmerica
Uni-mart /
Orloski Services
Station
Tosco / Exxon
Mobil
Apollo /
Clark USA
Tosco /
Circle K

Limited potential interlopers
• Limited interest from other potential strategic buyers
• Many potential strategic buyers lack the financial wherewithal for an all-cash offer
• Couche-Tard has the most compelling strategic rationale for acquiring
Casey’s due to complementary geographic presence and potential synergies
• A financial buyer would not achieve adequate investment returns at a premium to Couche-Tard’s offer
• No potential synergies – Casey’s is not a turn-around story; currently a well operated business
• Historically hesitant to invest in C-store space given the volatility of the gas business
• Limited capacity to monetize Casey’s real estate with a sale-leaseback transaction
• Assuming aggressive revenue growth and EBITDA margins, sponsor returns are in the mid-to-high teens
• Previous sponsor investments in C-store sector didn’t create value for the buyers

Why has Couche-Tard commenced a tender offer?
• Couche-Tard has repeatedly expressed its openness to working with Casey’s to negotiate a transaction, but Casey’s has refused
• Couche-Tard believes shareholders should have the opportunity to decide on its offer for themselves
• We believe Couche-Tard’s offer benefits Casey’s
– Shareholders
– Employees
– Customers
– Communities

Financing considerations
• This all-cash offer is expected to be funded through cash on hand, borrowings under existing credit facilities and new bank or bond financing
• We believe financing commitments can be secured, as necessary
• At transaction close, Couche-Tard is expected to have pro forma leverage of 3.3x debt/EBITDA and will generate significant free cash flow to reduce leverage substantially within two years

Integration strategy
Couche-Tard expects that:
• Couche-Tard’s decentralized business model will allow it to run Casey’s as a stand-alone business unit
• No significant capital expenditures will be required to integrate Casey’s
• Casey’s store banner will remain in place (no re-branding / remodels required) and will continue to be grown as a rural store format in the
U.S. Midwest region
• There is a possibility to leverage Casey’s wholesale and distribution capabilities
• There is a possibility to implement best practices from Casey’s and
Couche-Tard

19 Path forward Launch tender offer File HSR Nominate Directors to Casey’s Board Shareholder vote at Casey’s annual meeting Couche-Tard is committed to completing the transaction

20 Appendix

Casey’s relative trading performance
Source: FactSet Research Systems.
Note: C-Stores index includes Couche-Tard, Pantry and Susser.
Casey’s stock price is not depressed relative to other convenience stores
30.6%
(21.5%)
(41.2%)
(30.3%)
6/1/07 2/29/08 11/28/08 8/31/09 6/1/10
20
40
60
80
100
120
140
160
S&P 500 S&P Retail Casey's General Stores, Inc. C-Stores